SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2003

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS employment identification no.)

601 North Lamar, #300

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code 512-477-5566

Item 5. Other Events and Regulation FD Disclosure.

On January 31, 2003, the Company mailed a notice to the holders of its outstanding Zero Coupon Convertible Subordinated Debentures due 2018 (the “Debentures”) in accordance with the terms of the Debentures. The notice provided the following information to such holders:

1. That the holders had the right to surrender Debentures for repurchase by the Company on March 2, 2003.

2. The procedures whereby holders could surrender Debentures for repurchase, surrender Debentures for conversion into shares of the Company’s common stock or withdraw any requests for repurchase.

3. That the purchase price for Debentures surrendered for repurchase is $476.74 per $1,000 principal amount at final maturity.

4. That such purchase price would be paid entirely in cash.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1—	Whole Foods Market, Inc. press release, dated February 3, 2003.

Exhibit 99.2—	Notice to Holders of Debentures, dated January 31, 2003.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: February 4, 2003	By:	/s/ Glenda Flanagan
Glenda Flanagan, ExecutiveVice President and Chief FinancialOfficer

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